Exhibit 10.10

HOMETOWN BANK

“SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN”

PARTICIPATION AGREEMENT

For

Vance W. Adkins

THIS AGREEMENT is entered into by and between the undersigned Vance W. Adkins (the “Participant”) and HomeTown Bank (the “Plan Sponsor”). The Plan Sponsor and Participant hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that Participant shall become a Participant in the Supplemental Executive Retirement Plan (the “Plan”) with an effective date of October 1, 2013 and as the same may hereafter be modified or amended. The Participant does hereby acknowledge that he has been provided with a copy of the Plan as currently in effect and agrees to the terms and conditions thereof. In consideration of his designation as a Participant, the undersigned hereby agrees to the following terms and conditions:

1.     I agree to be bound by all of the terms and conditions of the Plan, this Participation Agreement, and to perform any and all acts required by me thereunder and hereunder. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

2.      I have the right to designate the Beneficiary or Beneficiaries, and thereafter to change the Beneficiary or Beneficiaries, of any survivor benefit payable under the Plan, by completing and delivering to the Plan Administrator a Beneficiary Designation Form.

3.      I understand that my Plan benefits are subject to the claims of the Plan Sponsor’s creditors should the Plan Sponsor become bankrupt or insolvent.

4.      I understand that my participation in the Plan can have tax and financial consequences for me and my beneficiaries, and acknowledge that I have had the opportunity to consult with my own tax, financial and legal advisors before deciding to participate in the Plan.

5.       I understand that “Normal Retirement Age” shall be the date I attain age sixty-seven (67). I further understand that my Normal Retirement Date shall be the later of: (a) my Normal Retirement Age, or (b) the date I Separate from Service.

6.       I understand that the following benefits are being provided to me and/or my Beneficiaries under the terms of the Plan:

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A Normal Retirement Benefit of 20% of final average 5 years base salary, paid for lifetime, guaranteed. The benefit will be paid in equal monthly installments beginning the first day of the month following attained Normal Retirement Age 67. (subject to paragraph 9 below if I am determined by the plan administrator to be a Specified Employee).

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An Incentive Benefit of up to an additional 20% final average 5 years base salary, paid for lifetime, guaranteed. The incentive payment amount, if any, is determined by the provisions in the incentive formula described in Exhibit A of this Participation Agreement. The formula is based on performance objectives on Return on Equity of the Bank. The Incentive Benefit will be earned in equal increments over the 32 year period from 2016 to 2047 based upon achieving the annual performance objectives described in Exhibit A. As each objective is achieved, one-thirty second (1/32) of the Incentive Benefit will be earned. The benefit amount will be paid in equal monthly installments beginning the first day of the month following attained retirement age 67. (subject to paragraph 9 below if I am determined by the plan administrator to be a Specified Employee). The Normal Retirement Benefit and the Incentive Retirement Benefit are hereinafter collectively referred to as the “Retirement Benefit.”

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If My Death Occurs Prior to My Normal Retirement Age, regardless of the employment status of the Participant, the same formula shall apply, and my named beneficiary shall be entitled to 180 monthly Retirement Benefit payments, and they shall be paid to my named beneficiary in 180 equal monthly installments beginning the first day of the third month following my death.

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If My Death Occurs After Commencement of Retirement Benefit Payments but prior to my receiving at least 180 such payments due and owing hereunder, the unpaid balance of the payments shall continue to be paid to my Beneficiary for the remainder of the certain payout period of 180 months.

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If I Become Disabled (as defined in the Plan) prior to the commencement of Retirement Benefits hereunder I shall be paid my vested Retirement Benefit in approximately equal monthly installments for lifetime with payments commencing at my otherwise Normal Retirement Age 67. If my death occurs after commencement of Retirement Benefit payments hereunder but prior to my receiving at least 180 such payments due and owing hereunder, the unpaid balance of the payments shall continue to be paid to my Beneficiary for the remainder of the certain payout period of 180 months.

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If I Separate from Service (as defined in the Plan) prior to my Normal Retirement Date voluntarily, I shall be paid my vested Retirement Benefit in approximately equal monthly installments for lifetime with payments commencing at my otherwise Normal Retirement Age 67.

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If a Change in Control (as defined in the Plan) event occurs prior to the commencement of Retirement Benefits hereunder I shall be paid my vested Retirement Benefit in approximately equal monthly installments for lifetime with payments commencing at my otherwise Normal Retirement Age 67. However, notwithstanding anything to the contrary herein, if I am terminated or leave voluntarily within twenty-four months after the Change of Control, payments shall commence the first day of the third month after Separation from Service.

7.         I understand that I shall become vested in my Retirement Benefit (including both the Normal Retirement Benefit and the Incentive Retirement Benefit) based on the following table:

Years of Plan Participation Percent	Percent Vested
Immediate	20.00%
Attained Age 40	40.00%
Attained Age 50	60.00%
Attained Age 60	80.00%
Attained Age 67	100.00%

8.         I understand that my vesting will be accelerated following the occurrence of the following events:

Specified Event	Percent Vested
Attaining a Specified Age of (67)	100.00%
Change in Control	100.00%
Death while remaining employed with Plan Sponsor	100.00%
Disability	70.00% or Retirement Benefit Amount vested if greater.

9.    I understand that my “Benefit Eligibility Date” shall be defined as the later of: (i) the first day of the month following the month in which I reach my Normal Retirement Age 67, or (ii) the first day following the month in which I Separate from Service with the Plan Sponsor. Notwithstanding the as defined in the Plan, the first six (6) months benefit payments (if payments are scheduled to be made in installments) shall be delayed, aggregated, and paid commencing on the first day of the seventh month following my Separation from Service, after which all installment payments shall be made on their regular schedule. Notwithstanding anything to the contrary herein, in the event of disability, the Benefit Eligibility Date shall be the first day of the month following the month in which I reach my Normal Retirement Age. In the event of a Change in Control the Benefit Eligibility Date shall be the first day of the third month following my Normal Retirement Date. However, if I am terminated or leave voluntarily within twenty-four (24) months after the Change of Control, payments shall commence the first day of the third month after Separation of Service.

10.  I understand that the Plan, this Participation Agreement, and any accompanying forms shall be interpreted in accordance with, and incorporate the terms and conditions required by Section 409A of the Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). I further understand that the Plan Administrator (as defined in the Plan Agreement) may, in its discretion, adopt such amendments to the Plan and any accompanying forms or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate to comply with the requirements of Section 409A. Finally, I understand that the time or form of distributions that I may be allowed to elect (if any) may not be accelerated except as otherwise permitted by Section 409A.

AGREED AND ACCEPTED BY THE PARTICIPANT

/S/ Vance W. Adkins                                                 09/20/2016

               (Signature of Participant)                                       (Date)

AGREED AND ACCEPTED BY THE PLAN SPONSOR

 /S/ George B. Cartledge, Jr.                                                  09/20/2016

     George B Cartledge, Jr., Chairman                                  (Date)